UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 8, 2005

A-FEM MEDICAL CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	000-17119	33-0202574
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

321 Norristown Road, Suite 230, Ambler, Pennsylvania	19002
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(215) 540-4310

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3 - Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

On November 8, 2005, the registrant closed a private offering involving an issuance of 900,000 shares of its common stock, $0.01 par value. The total consideration received was cancellation of debt owed by the registrant in an amount agreed to be equal to $400,000 (being $0.444 per share). There were no underwriting discounts or commissions.

The registrant is relying on Sections 4(2) and 4(6) of the Securities Act of 1933 (transactions by an issuer not involving any public offering, and sales to accredited investors) for exemption from registration of such securities. There are fewer than 15 acquirers of the common stock, and no general solicitation or general advertising by the registrant or others with respect to such securities has occurred. The acquirers have given investment and accredited investor representations, the stock purchase agreement included non-registration disclosure, and the issued common stock will bear a restrictive legend.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A-FEM MEDICAL CORPORATION
(Registrant)

Date	November 9, 2005	/s/ Walter Witoshkin
Walter Witoshkin, President and Chief Executive Officer
(Signature)

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